Exhibit 10.1
MEMORANDUM OF UNDERSTANDING
AMONG
THE DEPARTMENT OF THE TREASURY,
THE FEDERAL HOUSING FINANCE AGENCY,
THE FEDERAL NATIONAL MORTGAGE ASSOCIATION, AND
THE FEDERAL HOME LOAN MORTGAGE CORPORATION
W I T N E S S E T H:
WHEREAS, the disruptions in housing markets, housing finance and capital markets have constricted the general availability of credit to many different credit markets, particularly those related to housing;
WHEREAS, the Federal Government has responded by establishing numerous special programs to fill the gaps created by this temporary, but severe deterioration in credit availability;
WHEREAS, the United States Congress, in enacting the Housing and Economic Recovery Act of 2008, the Emergency and Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009 and other legislation provided the United States Department of Treasury and other agencies of government with the authority, funding, and direction to undertake such credit support programs, with many of these program directed specifically at supporting housing markets and housing finance;
WHEREAS, state and local housing finance agencies (HFAs) have a core mission of providing financing for (i) affordable mortgage financing for low and moderate income households, especially first-time homebuyers, and (ii) affordable multifamily rental properties;
WHEREAS, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation (collectively, the GSEs) have congressional charters with a statutory purpose of providing stability, liquidity and affordability to housing finance, especially in support of affordable housing;
WHEREAS, the Federal Housing Finance Agency, which was formed by a legislative merger of the Office of Federal Housing Enterprise Oversight, the Federal Housing Finance Board and the United States Department of Housing and Urban Development GSE mission team, regulates the GSEs and the twelve (12) Federal Home Loan Banks;
WHEREAS, in this role, the Federal Housing Finance Agency promotes the safety and soundness of the GSEs, supports housing finance and affordable housing, and supports a stable and liquid mortgage market;
WHEREAS, the GSEs have been investors in Mortgage Revenue Bonds issued by housing finance agencies (HFAs) and/or liquidity providers to HFAs, consistent with the

GSEs’ mission, and the GSEs’ and HFAs’ common purpose of supporting credit needs in affordable housing;
WHEREAS, the National Council of State Housing Finance Agencies and the National Association of Local Housing Finance Agencies requested assistance from the U.S. Department of the Treasury to meet their funding needs to continue support of their affordable housing mission during this period of disruption in housing finance and that request has been supported by market developments; and
WHEREAS, Treasury requested FHFA and the GSEs to help Treasury to design and implement the programs set out in this Memorandum of Understanding to assist the HFAs. In helping in the design, implementation and execution of these programs, the GSEs are not acting as intermediaries between Treasury and the HFAs, made no introductions between those parties and are not expected to perform the traditional functions of a securities dealer.
NOW THEREFORE, the parties to this Memorandum of Understanding do hereby agree to affirmatively respond to this request for assistance in the manner set forth in this Memorandum of Understanding. The parties further declare the following understandings regarding the form, purpose, risk-sharing, and structure of this assistance:
THAT, the transaction structure set forth in this Memorandum of Understanding is consistent with both law and congressional purpose, including that it provides meaningful furtherance of the GSEs’ and HFAs’ affordable housing missions;
THAT, the financing structure set forth in this Memorandum of Understanding responds to the unique and exigent circumstances being addressed and is limited by time and scope to addressing such circumstances. The goal of the financing structure is to establish a mechanism on commercially reasonable terms for the GSEs at a time that current market conditions make exact prediction of ultimate market response and market developments inherently uncertain;
THAT, the pricing of each liquidity facility provided to and Mortgage Revenue Bond purchased from an HFA will reflect the risk of the bond indenture supported by the facility or under which bonds are issued, with such assessment being based on the combined judgment of the parties hereto, based upon input received from market indicators, third-party investment advisors, and internal credit evaluation done by the GSEs;
THAT, the U.S. Department of the Treasury will take a first loss position with respect to the aggregate of HFA Initiative losses, and the GSEs will take a second loss position intended to be consistent with the highest investment grade credit exposure, based on the risk assessment described above;

THAT, the financing set forth herein provides temporary financing to HFAs in order to provide them time to seek more permanent, market-based financing structures while avoiding further near-term disruption to their affordable housing missions;
THAT, the GSEs are completing a detailed execution plan intended to achieve the result of implementing these programs with all eligible HFAs by December 31, 2009, which plan will be submitted to FHFA for its review and consideration; and,
THAT, the participation of the GSEs in this endeavor affords the U.S. Department of Treasury access to the GSEs’ operational capacity and financing expertise while creating an opportunity for the HFAs to establish alternative secondary market funding sources including, but not limited to, the GSEs’ mortgage securitization programs.
1.      Introduction.
A.      This Memorandum of Understanding (MOU) among the Department of the Treasury (Treasury), the Federal Housing Finance Agency (FHFA), the Federal National Mortgage Association (Fannie Mae), and the Federal Home Loan Mortgage Corporation (Freddie Mac) sets forth the mutual understandings and intentions of the parties with respect to the proposal for Treasury to purchase certain GSE Securities and GSE Obligations pursuant to Section 304(g) of the Federal National Mortgage Association Charter Act (12 U.S.C. 1719(g)) and Section 306(l) of the Federal Home Loan Mortgage Corporation Act (12 U.S.C. 1455(l)). The foregoing recitals are incorporated in this MOU as if fully set forth herein.
B.      Consistent with this authority, Treasury intends to purchase GSE Securities and GSE Obligations to facilitate financing for state and local housing finance agencies to serve homebuyers and low income renters (the “HFA Initiative”).
C.      HFAs, the National Council of State Housing Agencies and the National Association of Local Housing Finance Agencies requested assistance from Treasury to meet their missions to provide affordable financing for single family and multifamily housing in light of the financial difficulties facing the nation. Treasury requested that FHFA and the GSEs design and implement the HFA Initiative. Each of the GSEs has briefed FHFA on its plans to conduct the HFA Initiative in a manner that is consistent with the goals of being both commercially reasonable and safe and sound. Therefore, FHFA, as conservator of Fannie Mae and Freddie Mac, directs the GSEs to participate in the HFA Initiative on a basis that is consistent with the goals of being commercially reasonable and safe and sound. This directive constitutes approval under the FHFA delegation of authorities and related instructions to the GSEs’ Boards of Directors.
D.      The parties hereto recognize that the intentions expressed in Section 11 are a principal concern taken into consideration with respect to whether the activities of the GSEs described in this MOU are commercially reasonable.

E.      Fannie Mae and Freddie Mac each agrees with the tenets and statements of this MOU and will undertake this HFA Initiative as set forth herein.
F.      The GSEs and Treasury acknowledge that:
     (1)      The GSEs will not act as an intermediary to bring the HFAs and Treasury together pursuant to any program described in this MOU.
     (2)      The programs described in this MOU and any transactions executed pursuant to these programs are isolated programs from the GSEs’ ordinary activities in tax-exempt securities.
     (3)      The GSEs are not registered as dealers in tax-exempt securities; the parties further acknowledge that the GSEs will not provide price quotes to Treasury or otherwise act in a manner with Treasury that would be akin to a dealer-customer relationship.
     (4)      Any amounts paid to the GSEs are intended to compensate them for (i) certain credit risk that they will bear and (ii) administrative services that they will provide.
     (5)      Interest on any Bank Bond acquired pursuant to the Temporary Credit and Liquidity Facility Program will be earned entirely by Treasury as a participant in that facility, less administrative fees and other fees and expenses to which the GSEs are entitled.
2.      Definitions.
Unless otherwise defined herein, terms used in this MOU or in the Appendices to this MOU, which are integral parts of this MOU, are used as defined in Appendix G, “Definitions.”
3.      Purchase of GSE Securities Backed by New Issue Bonds.
A.      It is the intention of the parties hereto that Treasury will purchase GSE Securities backed by (a) new tax-exempt and certain taxable single family bonds and (b) certain multifamily bonds backed by pools of Secured Multifamily Loans (collectively, the “New Issue Bonds”) issued by HFAs (the “New Issue Bond Program”). Purchase by Treasury of any and all such GSE Securities must occur by December 31, 2009 (see Section 6 below).
B.      It is the intention of the parties hereto that the GSEs shall jointly initiate, administer and carry out the New Issue Bond Program during the Acquisition Period for the acquisition and securitization of New Issue Bonds. The GSEs shall issue GSE Securities backed by New Issue Bonds acquired during the Acquisition Period. Each GSE will acquire and securitize 50% of each HFA’s New Issue Bond production, on a pro rata basis, that qualifies under the terms and conditions of the New Issue Bond Program.
C.      The GSE Securities eligible for purchase by Treasury under this Program are described in Appendix A, “GSE Securities Backed by New Issue Bonds.” The Program Limits under this Program are set forth in Appendix E, “New Issue Bond Program, and Temporary Credit and Liquidity Facility Program Limitations.”
4.      Purchase of GSE Obligations Backed by Multifamily Credit Enhanced Bonds.
A.      It is the intention of the parties hereto that Treasury will purchase GSE Obligations in the form of new tax-exempt and certain taxable project-based multifamily bonds (“Multifamily Credit Enhanced Bonds”) issued by HFAs that are credit enhanced by the GSEs (the “Multifamily Credit Enhancement Program”). Purchase by Treasury of any and all such GSE Obligations must occur by December 31, 2009 (see Section 6 below).
B.      It is the intention of the parties hereto that each GSE shall administer and carry out separately, as each traditionally does in connection with multifamily bonds, this Program during the Acquisition Period for the credit enhancement of Multifamily Credit Enhanced Bonds issued by HFAs. In the ordinary course of their business and in accordance with their customary policies, practices and procedures, the GSEs will compete with each other to provide direct-pay credit enhancement for the multifamily bonds under this Program.
C.      The Multifamily Credit Enhanced Bonds which are eligible for purchase by Treasury under this Program are described in Appendix B, “Multifamily Credit Enhanced Bonds.”
5.      Purchase of Participation Interests in Temporary Credit and Liquidity Facilities for Existing Variable Rate Demand Obligations (VRDOs).
A.      It is the intention of the parties hereto that Treasury will purchase GSE Obligations evidenced by participation interests in temporary credit and liquidity facilities issued by the GSEs in support of existing HFA VRDOs originally issued to finance single family and/or certain multifamily mortgage loans. GSEs shall issue temporary credit and liquidity facilities to support such VRDOs (the “Temporary Credit and Liquidity Facility Program”). Purchase by Treasury of any and all such participation interests shall be conclusively evidenced by the execution of Participation Agreements on or before December 31, 2009 (see Section 6 below). The Participation Agreements will set forth (i) the timing for the funding of the participation interests, (ii) the circumstances, timing and mechanism for the GSEs to deliver Bank Bonds to Treasury in the form of GSE Securities and (iii) the requisite fees to Treasury.

B.      It is the intention of the parties hereto that the GSEs shall jointly initiate, administer and carry out the Temporary Credit and Liquidity Facility Program, under which the GSEs will enter into agreements with HFAs to provide credit enhancement and liquidity support for certain existing and currently outstanding VRDOs issued by HFAs. The Temporary Credit and Liquidity Facility (each, a “Temporary Credit and Liquidity Facility” or “TCLF”) relating to each series of VRDOs participating in this Program will be shared equally between the GSEs, with each GSE being severally liable to existing bondholders for 50%, on a pro rata basis, of required credit support payments and required liquidity support payments.
C.      The participation interests in Temporary Credit and Liquidity Facilities eligible for purchase by Treasury under this Program are described in Appendix C, “GSE Obligations Backed by Bank Bonds Acquired with Liquidity Advances under Temporary Credit and Liquidity Facilities.” The Program Limits under this Program are set forth in Appendix E.
6.      Acquisition Period Deliverables.
A.      New Issue Bond Program. A transaction under the New Issue Bond Program will be considered to have occurred on December 31, 2009 if each of the following requirements is satisfied:
       (1)      On or before December 31, 2009, the following fully executed documents are delivered: (i) the New Issue Bond Program Agreements between the GSEs and Treasury and (ii) Placement Agreements between the GSEs and the HFAs, with set terms and pricing (collectively, the “Principal New Issue Bond Closing Documents”);
       (2)      Each of the Principal New Issue Bond Closing Documents is an irrevocable, unconditional, mutually binding contract which requires the settlement of that transactions on or before January 29, 2010; and
       (3)      Each of the transactions set out in the Principal New Issue Bond Closing Documents settles in full on or before January 29, 2010.
B.      Multifamily Credit Enhancement Program. A transaction under the Multifamily Credit Enhancement Program will be considered to have occurred on December 31, 2009 if each of the following requirements is satisfied:
       (1)      On or before the December 31, 2009, the following fully executed documents are delivered: (i) the Placement Agreements between the HFAs and Treasury, with set pricing and terms, with settlement of the related Bonds to be a date on or prior to the end of the Acquisition Period and (ii) the GSE credit enhancement in the GSEs’ standard forms (collectively, the “Principal Multifamily Bond Closing Documents”);

       (2)      Each of the Principal Multifamily Bond Closing Documents is an irrevocable, unconditional, mutually binding contract which requires the settlement of that transactions on or before January 29, 2010; and
       (3)      Each of the transactions set out in the Principal Multifamily Closing Documents settles in full on or before January 29, 2010.
C.      Temporary Credit and Liquidity Facility Program. A transaction under the Temporary Credit and Liquidity Facility Program will be considered to have occurred on December 31, 2009 if each of the following requirements is satisfied:
       (1)      On or before December 31, 2009, the bond trustee under the indenture for the VRDOs has issued a notice of tender to the holders of the VRDOs in connection with the substitution of liquidity and credit enhancement as contemplated under the Temporary Credit and Liquidity Facility Program and the tender date is not later than January 29, 2010;
       (2)      On or before December 31, 2009, the following fully executed documents are delivered: (i) the Participation Agreements between the GSEs and Treasury, (ii) the TCLFs (to be executed on at the settlement date set forth in the applicable Escrow Agreement and to become effective on the tender date set out in paragraph (1) above, (iii) the Reimbursement Agreements between the GSEs and the HFAs and (iv) the Escrow Agreement for the foregoing documents (the “Escrow Agreement”), with set pricing and terms, with no termination provisions including material market events and material calamities (collectively, the “Principal TCLF Closing Documents”);
       (3)      Each of the Principal TCLF Closing Documents is an irrevocable, unconditional, mutually binding contract which requires the settlement of that transaction on or before January 29, 2010; and
       (4)      Each of the transactions set out in the Principal TCLF Closing Documents settles in full on or before January 29, 2010.
7.      Loss Sharing.
A.      Loss Sharing under New Issue Bond Program and under the Temporary Credit and Liquidity Facility Program. Each GSE, acting separately, will share Program Losses with Treasury realized under the New Issue Bond Program and under the Temporary Credit and Liquidity Facility Program as described in Appendix D, “Loss Sharing.” A GSE will only share in Program Losses realized on the New Issue Bonds backing the GSE Securities issued by that GSE and in Program Losses realized on that GSE’s portion of the Temporary Credit and Liquidity Facilities. Neither GSE will share in Program Losses allocable to the other GSE.
B.      No Loss Sharing under Multifamily Credit Enhancement Program. Because a GSE will provide separate credit enhancement for Multifamily Credit Enhanced Bonds as described in Section 4 above and in Appendix B, no additional loss sharing under this Section will apply with respect to the Multifamily Credit Enhancement Program.
8.      Decision Control.
With respect to (i) any Eligible Bond held by a Trust represented by a GSE Security held by or behalf of Treasury and (ii) any Temporary Credit and Liquidity Facility, Treasury shall be entitled to exercise Decision Control so long as the Crossover Date has not occurred and the GSEs shall be entitled to exercise Decision Control on and after the Crossover Date. The identity of the party having Decision Control shall not affect the obligations of Treasury under any Participation Agreement or any New Issue Bond Program Agreement. Treasury agrees to consult with the GSEs, and the GSEs agree to make recommendations to Treasury with respect to the issues for which Decision Control by Treasury is to be exercised. Conversely, the GSEs agree to consult with Treasury, and Treasury agrees to make recommendations to the GSEs with respect to the issues for which Decision Control by the GSEs is to be exercised. Notwithstanding the foregoing, the party having Decision Control shall have the unilateral right to make decisions regarding the exercise of bondholder rights in respect of the Eligible Bonds.
9.      Information Sharing.
A.      FHFA understands and agrees that Fannie Mae and Freddie Mac shall share such information and data as are necessary for the administration of the New Issue Bond Program and the Temporary Credit and Liquidity Facility Program.
B.      Fannie Mae shall provide to Freddie Mac such information and data that is required in the administration of the New Issue Bond Program and the Temporary Credit and Liquidity Facility Program; provided, however, that Fannie Mae shall not be obligated to provide any information that may be confidential or proprietary. Fannie Mae shall not be required to provide to Freddie Mac any information in the administration of the Multifamily Credit Enhancement Program.
C.      Fannie Mae shall take appropriate steps to maintain the confidentiality of any information or data provided by Freddie Mac. Fannie Mae shall not use any information or data received pursuant to this MOU for any purpose other than the administration of the New Issue Bond Program and the Temporary Credit and Liquidity Facility Program.
D.      Freddie Mac shall provide to Fannie Mae such information and data that is required in the administration of the New Issue Bond Program and the Temporary Credit and Liquidity Facility Program; provided however, that Freddie Mac shall not be obligated to provide any information that may be confidential or proprietary. Freddie Mac shall not be required to provide to Fannie Mae any information in the administration of the Multifamily Credit Enhancement Program.
E.      Freddie Mac shall take appropriate steps to maintain the confidentiality of any information or data provided by Fannie Mae. Freddie Mac shall not use any information or data received pursuant to this MOU for any purpose other than the administration of the New Issue Bond Program and the Temporary Credit and Liquidity Facility Program.
F.      Each GSE shall provide or cause to be provided to Treasury the reports and other information agreed to between Treasury and the GSEs. Treasury understands and agrees that the GSEs will be dependent upon the receipt of information from HFAs, bond indenture trustees and other third parties in order to carry out their reporting obligations under this provision. Accordingly, neither GSE shall be responsible for lapses, gaps, inaccuracies and other failures to report information to Treasury required by this provision for any reason beyond its control.
10.      GSE Securities Not to Trade.
Treasury agrees that it will not trade, sell, exchange, securitize, donate or give to any third party or pledge, hypothecate or otherwise transfer any interests in or to any of the GSE Securities acquired by it from time to time pursuant to or as contemplated by this MOU. Excluded from this limitation is the use by Treasury of custodians to hold any GSE Security on behalf of Treasury. At Treasury’s request, the issuing GSE will dissolve any GSE Security and simultaneously deliver the underlying Bonds to Treasury’s designee in connection with the sale of such underlying Bonds. At no time will Treasury have physical possession of the underlying Bonds. The GSEs will charge commercially reasonable fees to unwind any GSE Security; such fees, as set forth in Appendix F, “Pricing Schedule,” shall be netted from sales proceeds.
11.      Tax Considerations.
A.      It is the intent of each of the parties hereto that:
     (1)      For federal income tax purposes, the GSEs will not be treated as beneficial owners of any tax-exempt obligations associated with their participation in any Program contemplated by this MOU.
     (2)      For federal income tax purposes, a GSE’s participation in any Program (i) will not cause the GSE to be considered a dealer in tax-exempt obligations and (ii) will not be considered direct or indirect evidence of a purpose to incur or continue indebtedness to purchase or carry tax-exempt obligations.
     (3)      For federal income tax purposes (i) any Trust created pursuant to this MOU shall be treated as a disregarded entity or grantor trust, (ii) Treasury shall be treated as the sole beneficial owner of the assets of such Trust and (iii) any amounts payable to the GSEs from the income or assets of such Trust shall be treated as reasonable compensation for services rendered and shall not be treated as a coupon-stripping transaction.
B.      The parties acknowledge that the statements in this Section concerning the intent of the parties (as well as related statements in the Appendices), the statements of fact in the WHEREAS clauses above, and the statements of fact in Section 1(F) above are not legal determinations binding on the Internal Revenue Service or any party.
12.      Interpretation.
Each of the parties acknowledges that it and its counsel have participated in the drafting and revision of this MOU. Accordingly, the parties agree that any rule of construction which disfavors the drafting party shall not apply in the interpretation of this MOU.
13.      Governing Law.
This MOU shall be governed by, and interpreted in accordance with, Federal law, not the law of any state or locality. To the extent that a court looks to the laws of any state to determine or define the Federal law, it is the intention of the parties to this MOU that such court shall look only to the laws of the State of New York without regard to the rules of conflicts of laws.
14.      Notices.
All notices, directions, certificates or other communications hereunder shall be sent by certified or registered mail, return receipt requested, or by overnight courier addressed to the appropriate notice address set forth below. Any such notice, certificate or communication shall be deemed to have been given as of the date of actual delivery or the date of failure to deliver by reason of refusal to accept delivery or changed address of which no notice was given pursuant to this Section. Any of the parties hereto may, by such notice described above, designate any further or different address to which subsequent notices, certificates or other communications shall be sent without any requirement of execution of any amendment to this MOU. The notice addresses are as follows:

To Treasury:	Department of the Treasury
1500 Pennsylvania Avenue, N.W.
Washington, D.C. 20220
	Attention:	Fiscal Assistant Secretary
re: Housing Finance Agencies Initiative

and

	Attention:	Assistant General Counsel
(Banking and Finance)
re: Housing Finance Agencies Initiative

To FHFA:	Federal Housing Finance Agency
1700 G Street, N.W.
Washington, D.C. 20552
	Attention:	David J. Pearl
Executive Advisor
Division of Enterprise Regulation

and

	Attention:	Kevin Sheehan
Attorney
Office of General Counsel

To Fannie Mae:	Fannie Mae
3900 Wisconsin Avenue, N.W.
Washington, D.C. 20016
	Attention:	Carl W. Riedy, Jr.
Vice President for Public
Entities Channel, Housing
and Community Development

and

	Attention:	Barbara Ann Frouman
Vice President and
Deputy General Counsel, Housing and Community Development

To Freddie Mac:	Freddie Mac
1551 Park Run Drive
Mail Stop D4F
McLean, Virginia 22102
	Attention:	Mark D. Hanson
Vice President Mortgage Funding

and

Freddie Mac
8200 Jones Branch Drive
Mail Stop 210
McLean, Virginia 22102
	Attention:	Joshua L. Schonfeld
Associate General Counsel

or at such other address as the addressee may hereafter specify for the purpose in a notice to the other party specifically captioned “Notice of Change of Address.”
15.      Severability.
Any provision of this MOU that is determined to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this MOU, and no such prohibition or unenforceability in any jurisdiction shall invalidate such provision in any other jurisdiction.
16.      Expenses.
Each party to this MOU shall bear its own expenses in connection with the preparation, negotiation and execution of this MOU and all costs associated with the sharing of information hereunder, and neither party shall be liable to the other party for such expenses.
17.      Operation of MOU.
A.      This MOU is not a Federal procurement contract and is, therefore, not subject to the provisions of the Federal Property and Administrative Services Act (41 U.S.C. §§ 251-60), the Federal Acquisition Regulations (48 CFR Chapter 1) or any other Federal procurement law.
B.      This MOU expresses the intent of the parties to act cooperatively in carrying out this MOU and is not intended to be a fiscal or funds obligation document and, accordingly, does not obligate funds, personnel, services or other resources of any party.
C.      The parties hereto intend to negotiate in good faith, and execute mutually acceptable definitive binding written agreements and documents for implementing the HFA Initiative including, but not limited to, the Principal New Issue Bond Closing Documents, the Principal Multifamily Bond Closing Documents and the Principal TCLF Closing Documents, all as set forth in Section 6 of this MOU (collectively, the “Definitive Documentation”). The Definitive Documentation shall incorporate the terms and conditions set forth in this MOU, and such other terms and conditions agreed to among the parties hereto. The implementation by the parties hereto of the intentions articulated by this MOU, so as to make it a binding agreement of the parties with respect to the HFA Initiative, is wholly subject to the execution of the Definitive Documentation. The execution of the Definitive Documentation is subject to (i) the provision by Treasury or the Internal Revenue Service of guidance, including a closing agreement, in a form mutually agreeable to the parties hereto, on the tax consequences of the HFA Initiative for the GSEs and (ii) revision of the terms and conditions set forth herein, as needed, to avoid material adverse tax consequences for the GSEs.

D.      Each GSE shall be responsible only for the performance by it of its obligations under this MOU and under any transaction, GSE Security or other undertaking made pursuant to this MOU, as qualified by subsection (C) above. Nothing in this MOU shall make or be deemed to make a GSE responsible for the obligations of the other GSE under this MOU or under any transaction, GSE Security or other specific undertaking made pursuant to this MOU.
18.      Third Party Rights.
This MOU does not confer any rights, benefits, remedies or claims, either at law or in equity, on any person not a party to this MOU including, but not limited to, the HFAs.
19.      Term of this Agreement.
The provisions of this MOU shall be effective from the date of execution and delivery of this MOU by the parties hereto and any such provisions shall be superceded upon the execution and delivery of the applicable Definitive Documentation for such transaction. Notwithstanding such supercession, the recitations and Section 1 (“Introduction,” including the FHFA direction to the GSEs) and Section 9 (“Information Sharing,” related to sharing and confidentiality of information), as set forth in this MOU, shall remain unaffected.
20.      Counterparts.
This MOU may be executed in counterparts by the parties, each counterpart shall be considered an original and all counterparts shall constitute one and the same instrument.
21.      Amendment and Termination.
A.      The parties to this MOU may from time to time amend this MOU in writing and such amendments, when executed by all parties, shall then become a part of this MOU.
B.      The agreements contained herein governing the sharing and use of information and data shall continue in effect following termination.
22.      Closings.
A.      Each of Treasury, FHFA, Freddie Mac and Fannie Mae will designate personnel to review, approve and/or execute documents in connection with various closings contemplated under the HFA Initiative.
B.      Each of the parties hereto shall promptly notify the other parties of any further issues and related clarifications necessary under this MOU; each of the parties hereto shall cooperate to effectuate any related amendments pursuant to the provisions of Section 21 hereto.

C.      The parties hereto will not be obligated to close any transactions for which the other parties hereto have not executed (i) with respect to the New Issue Bond Program and Multifamily Credit Enhancement Program, the New Issue Bond Program Agreements and (ii) with respect to the Temporary Credit and Liquidity Facility Program, the Participation Agreement and the Escrow Agreement, if any.
23.      Effective Date.
This MOU shall become effective on its execution date.
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FOR DEPARTMENT OF THE TREASURY		FOR FEDERAL HOUSING FINANCE AGENCY, as Conservator

By:	/s/ Michael S. Barr	By:	/s/ Edward J. DeMarco

	Michael S. Barr		Edward J. DeMarco
	Assistant Secretary of the Treasury		Acting Director
	Department of the Treasury		Federal Housing Finance Agency

Date:	October 19, 2009	Date:	October 19, 2009

FOR FANNIE MAE		FOR FREDDIE MAC

By:	/s/ Michael J. Williams	By:	/s/ Charles E. Haldeman, Jr.

	Michael J. Williams		Charles E. Haldeman, Jr.
	President and		Chief Executive Officer
	Chief Executive Officer		Freddie Mac
Fannie Mae

Date:	October 19, 2009	Date:	October 19, 2009

Appendix A
GSE Securities Backed by New Issue Bonds
1.      General Structure of New Issue Bond Program.
A.      New Issue Bonds. Under the New Issue Bond Program, the GSEs will swap GSE Securities for Eligible Bonds and deliver such GSE Securities to Treasury pursuant to Placement Agreements with the HFAs. Simultaneously, Treasury will purchase the related GSE Securities under the New Issue Bond Program and remit the purchase prices to the HFAs pursuant to New Issue Bond Program Agreements with the GSEs.
B.      GSE Securities. Each GSE will acquire 50% of the Eligible Bonds of a series of bonds issued by an HFA (on a pro rata basis with respect to each series) and securitize the Eligible Bonds so acquired into GSE Securities described in Section 6 below for purchase by Treasury. Each GSE Security will be issued by the respective GSE. Each GSE Security may be issued as a single class.
C.      Partial Guarantee. The GSE issuing the GSE Security will provide a Partial Guarantee as a means of documenting its loss sharing obligations to Treasury regarding that GSE Security as discussed in Appendix D, “Loss Sharing.”
D.      Ownership Vests with Treasury. Pursuant to the terms of a New Issue Bond Program Agreement, Treasury or its nominee will immediately acquire ownership of the GSE Securities. It is the intent of each of the parties to the MOU that the GSEs will not be treated as beneficial owners of the related New Issue Bonds at any time for federal income tax or any other purposes (see Section 11 of the MOU).
2.      Eligible Bonds.
New Issue Bonds eligible for acquisition under the New Issue Bond Program (“Eligible Bonds”) must satisfy the following requirements:
A.      Tax-Exempt Status. The interest payable on the New Issue Bonds must be exempt from inclusion in gross income for federal income tax purposes, except as set forth in this Paragraph. New Issue Bonds bearing taxable interest and which otherwise meet the use of proceeds conditions of Paragraph (B) below shall be Eligible Bonds only if such bonds are required to be issued on a taxable basis due to volume cap allocation limitations of the HFAs. Notwithstanding the foregoing, the HFAs must apply their current volume cap allocations to this Program or the Multifamily Credit Enhancement Program unless already formally allocated and use their reasonable best efforts to secure additional volume cap allocations as needed for the issuance of bonds under such Programs. The maximum amount of Eligible Bonds that an HFA may issue under such Programs are set forth in Appendix E, “New Issue Bond Program, and Temporary Credit and Liquidity Facility Program Limitations.”

B.      Use of Proceeds. Proceeds of the New Issue Bonds must be used by the HFA to:
     (i)      acquire and finance the holding of single family loans and Secured Multifamily Loans related to New Issue Bonds which loans are either newly originated or refinanced, so long as all such loans are eligible to be financed on a tax-exempt basis under applicable federal income tax law (“Eligible Loans”); or
     (ii)      refund, as fixed rate bonds, any of the HFA’s VRDOs or other variable rate debt including, but not limited to, auction rate securities issued and outstanding prior to the commencement of the Acquisition Period, so long as such bonds were, in turn, issued to acquire and finance the holding of Eligible Loans; provided, however, that not more than 30% of the net proceeds of the Eligible Bonds of an issue acquired under this Program may be used for the purpose set out in this clause (ii).
Proceeds may also be spent to fund reasonably required reserves and pay costs of issuance of the bonds in accordance with the requirements and limitations of applicable tax law.
C.      Requirements During Acquisition Period. In order to qualify under this Program, the document delivery requirements set forth in Section 6 of the MOU with respect to Eligible Bonds must be met on or prior to December 31, 2009.
D.      Minimum Rating. The Eligible Bonds must have a long-term credit rating of ‘Baa3’/’BBB-’ or better. To the extent that this minimum rating threshold is not maintained at any time any proceeds of the Eligible Bonds are held in an Escrow, the New Issue Bonds will be redeemed to the extent of any funds held in such Escrow.
E.      Term Bonds. Only bonds with stated maturity dates of not less than 10 years after the date of issuance of the bonds (“Term Bonds”) are eligible under the New Issue Bond Program. HFAs will be required to offer earlier maturities of the issue (“Serial Bonds”) for public or private sale to investors in accordance with standard bond underwriting practices to settle within one (1) year of the end of the Acquisition Period. The Term Bonds may not be more than 60% of the overall issue measured by principal at the time of issuance of the Serial Bonds (the “Serial Bond Ratio Requirement”). The exact delineation of the maturity dates of Eligible Bonds will be open to adjustment as circumstances require; however, in all instances, the maturities must be structured in a similar manner as other HFA issuances under the applicable indenture so as to assure prudent fiscal management of the underlying trust estate held under the indenture. The Term Bond and Serial Bonds of the same issue must be equal in rights to payment and security under the indenture under which they are issued. The maturity of the Eligible Bonds shall be a maximum of 32 years. If multifamily bonds are issued under a Permitted Indenture pursuant to Paragraph 9 below, HFAs will not be required to offer Serial Bonds in such issuance.

F.      Issuance Limitation. The aggregate net proceeds of the Eligible Bonds and all related Serial Bonds (whether issued simultaneously with the Term Bonds or on a delayed issuance basis as provided below), sized in accordance with the Serial Bond Ratio Requirement, may not exceed the reasonable expectations requirement applicable to tax-exempt mortgage revenue bonds.
G.      Serial Bond Issuances. The HFA may issue Serial Bonds using one or both of the following options:
     (i)      Simultaneous Issuance. The HFA may issue Serial Bonds simultaneously with the Eligible Bonds; and/or
     (ii)      Delayed Issuance. The HFA may issue Serial Bonds from time to time on or before December 31, 2010; provided, however, that the HFA may not issue Serial Bonds more than three times during this period. For purposes of the issuance limitation, the issuance of Serial Bonds simultaneously with the Term Bonds does not count.
H.      Serial Bond Ratio Requirement Not Satisfied at Eligible Bond Issuance. The Serial Bond Ratio Requirement need not be met at the time of issuance of the Eligible Bonds if a required amount of the net proceeds of the Eligible Bonds is set aside with the trustee of the Eligible Bonds in an escrow pending the delayed issuance of Serial Bonds (“Escrow”). Any issuance effected pursuant to the preceding sentence must be completed by an HFA by the end of the Acquisition Period. In addition, each HFA may effect only one such issuance. The amount of Term Bond proceeds which must be escrowed will be the result of (i) multiplying the amount of the net proceeds of the Serial Bonds (if any) issued simultaneously with the Eligible Bonds by 1.5, and (ii) subtracting the amount calculated in (i) from the net proceeds of the Eligible Bonds. Such escrow limitation shall be administered by the bond indenture trustee.
I.      Escrow Requirement. If Term Bond proceeds must be set aside in an Escrow (“Escrowed Proceeds”), the Escrow must be established as a special, non-commingled fund within the trust estate of the indenture under which the Eligible Bonds were issued to be administered by the bond indenture trustee.
J.      Investment of Escrowed Proceeds. The Escrowed Proceeds must be invested in government or agency securities rated in the highest short-term rating category (‘A-1’/’P-1’) (“Permitted Escrow Investments”), with a maturity date of one (1) year or less, anticipated to match the anticipated draw down of funds from escrow by the HFAs. The Permitted Escrow Investments must be pledged exclusively to the repayment of the Eligible Bonds.
K.      Release of Escrowed Proceeds from Escrow. If and when an HFA issues Serial Bonds on a delayed issuance basis (each, a “Reset Date”) and delivers to the bond indenture trustee and the GSEs a related certificate of Serial Bond issuance and calculation of the release amount pursuant to the Serial Bond Ratio Requirement,

Escrowed Proceeds will be released simultaneously from the Escrow to such HFA in an amount equal to the net proceeds of the Serial Bonds then issued multiplied by 1.5.
L.      Unreleased Escrow Proceeds; Redemption of Eligible Bonds. If any Escrowed Proceeds remain in the Escrow on January 1, 2011, such remaining Escrowed Proceeds must be used to redeem outstanding Eligible Bonds at par on the next available redemption date under the indenture; provided, however, that the redemption price must be adjusted for any unamortized premium or discount prorated to the relative principal amount of the Eligible Bonds being redeemed for that reason.
3.      HFA Covenants.
Each HFA participating under this Program shall covenant that it shall:
     (1)      Apply volume cap allocations as set forth in Paragraph 2(A) above;
     (2)      Not have any lock-out provisions or premium for the tender or redemption of the Eligible Bonds, and adjust tender or redemption price for any unamortized premium or discount;
     (3)      Not issue new bonds on a variable rate demand, adjustable rate or auction rate basis under the same indenture pursuant to which the supported Eligible Bonds are issued other than as permitted under Paragraph 4(D) below;
     (4)      Not allow any money, mortgage loans or other assets to be withdrawn from the indenture (other than for scheduled debt service on Bonds issued under that indenture and the costs of administering the mortgage loan program and the bond financing), or otherwise pledged or hypothecated, unless such funds are used to redeem Eligible Bonds associated with the related indenture; and
     (5)      With respect to the purchase, origination, enforcement and servicing of mortgage loans and mortgage-backed securities (“MBS”):
          (a)      originate or cause to be originated, mortgage loans and purchase, or cause to be purchased, MBS in a manner consistent with applicable state law, the indenture and any supplements thereto, and such other related documents by which the HFA is bound;
          (b)      cause all mortgage loans to be serviced pursuant to the servicing requirements of the HFA, Fannie Mae and Freddie Mac, as applicable, or any other party providing credit support in respect of the Secured Multifamily Loans;

          (c)      diligently take all steps necessary or desirable to enforce all terms of the mortgage loans, MBS, loan program documents and all such other documents evidencing obligations to the HFA; and
          (d)      diligently take all actions consistent with sound mortgage loan origination, purchase and servicing practices and principles as may be necessary to receive and collect sufficient revenues to pay debt service when due on the bonds.
4.      Interest on Eligible Bonds.
A.      Fixed Rates. Except as provided for Eligible Bonds with Escrowed Proceeds as set out in Paragraph (D) below and as otherwise provided in this Paragraph, New Issue Bonds must bear fixed rates of interest, with no stepped coupons.
B.      Interest Rates Set by Reference to an Index Plus Spread. The interest rate per annum on an Eligible Bond and the Reset Rate for each tranche of Escrowed Proceeds of an Eligible Bond released from Escrow will be the sum of (i) the 10-year Constant Maturity Treasury (“10-Year CMT”) as reported by Treasury as of the close of business on the day immediately before the day the interest rate is established and (ii) a Spread determined as set out in Paragraph (C) below for such Eligible Bond or tranche thereof. The 10-Year CMT will be established by reference to the Daily Treasury Yield Curve Rates published by Treasury, currently available on its website at:
http://www/ustreas.gov/offices/domestic-finance/debt-management/interest-rate/yield.shtml.
C.      Spread. The Spread for an Eligible Bond will be determined as set forth in Appendix F, “Pricing Schedule.” The Spread for any tranche of Escrowed Proceeds of an Eligible Bond released from Escrow will be determined at the time of release from Escrow as provided in Appendix F.
D.      Eligible Bonds with Escrowed Proceeds.
     (1)      Interest Rate — Generally. If any of the proceeds of an Eligible Bond must be escrowed because the Serial Bond Ratio Requirement was not satisfied, then the Eligible Bond will bear interest as follows:
          (a)      The portion of principal of the Eligible Bond, if any, that was not set aside in Escrow on the date of issuance of the Eligible Bond will bear interest as set out in Paragraphs (B) and (C) above. The remaining principal of the Eligible Bond (that is, the amount that was set aside in Escrow) will bear interest at the Variable Rate as set out in (2) below from the date of issue until released from Escrow or used to redeem any portion of the Eligible Bond; and

          (b)      For each tranche of the Escrowed Proceeds released from Escrow, the principal of such tranche will bear interest beginning two (2) months after its Reset Date to the date of Eligible Bond maturity, at the Reset Rate as set out in (3) below.
     (2)      Variable Rate. A floating bond equivalent rate based on the 28-day Treasury Bill discount rate.
     (3)      Reset Rate. At the time of issue of the Eligible Bond, the HFA will select the Reset Rate method to apply to the Eligible Bond as follows:
          (a)      The Reset Rate may be a single fixed rate of interest which applies to all tranches of the Eligible Bond determined in accordance with Paragraphs (B) and (C) above before the issuance of the Eligible Bond; or
          (b)      The Reset Rate may be a fixed rate of interest determined in accordance with Paragraphs (B) and (C) above for the tranche of the Eligible Bond immediately prior to the Reset Date.
E.      Eligible Bonds Issued at a Premium. An HFA may elect to issue its Eligible Bonds at a maximum premium of 103% in order to obtain extra proceeds to only be used to make supplemental loans to borrowers for downpayment assistance so long as the internal rate of return on the Eligible Bonds does not exceed the internal rate of return for the same Eligible Bonds issued without a premium but at a rate of interest which would otherwise be applied to that bond under the New Issue Bond Program. In addition, New Issue Bonds issued at a premium may not be issued in connection with Escrowed Proceeds, and the aggregate principal amount of such premium bonds may not exceed 20% of the aggregate principal amount of New Issue Bonds at the time of issuance of such premium bonds.
F.      Control of Remedies. Control of the exercise of all rights and remedies on the underlying Eligible Bonds shall be pursuant to the provisions of Section 8 of the MOU.
5.      Method of Acquiring New Issue Bonds and Issuing GSE Securities.
A GSE will acquire the Eligible Bonds directly from an HFA or the HFA’s underwriter (and immediately thereafter transfer such Eligible Bonds to a Trust) by swapping the related GSE Security which represents the beneficial ownership interests in the Trust for the Eligible Bond. The HFA or other party will simultaneously transfer the GSE Security to Treasury’s acquisition agent or another third-party dealer acting on behalf of Treasury.
6.      GSE Securities.
A.      Issuance in the Ordinary Course of Business. In the ordinary course of its business and in accordance with its customary policies, procedures and programs, each GSE will place or arrange for the placement of New Issue Bonds to be securitized or resecuritized under this MOU in a Trust or Trusts for securitization under appropriate policies and procedures established by that GSE for that purpose. The structure and supporting details of a Trust established by a GSE may vary from those adopted by the other GSE to conform to its transactional and operational norms or from time to time within a single GSE as circumstances warrant.
B.      Eligible Bonds of a Single Issue Placed Together. Eligible Bonds from a single issue of HFA bonds may be placed together so as to back a single GSE Security.
C.      Allocation of Principal and Interest; Available Funds Only. All principal and interest received on the Eligible Bonds backing a GSE Security, less administrative and other fees and expenses to which the GSEs are entitled, will be allocated to that GSE Security without preference or priority. All GSE Securities will be structured, and all distributions will be made, solely on an available funds basis.
D.      Issuance Cycle. Each GSE will issue its GSE Securities not more than once each month in accordance with a standardized schedule.
E.      Distribution Dates. The Trusts represented by GSE Securities will distribute funds available from payments received from the underlying Eligible Bonds, less administrative fees and other fees and expenses to which the GSEs are entitled, on the 25th calendar day of the month. Depending on the mix of HFA bond payment dates represented in a GSE Security, distributions may not be payable every calendar month.
GSE Securities will not be guaranteed by the United States and will not constitute a debt or obligation of the United States or any agency or instrumentality thereof other than the GSE issuing the GSE Security.
7.      GSE Fees.
A.      The GSE issuing a GSE Security will be entitled to an allocation of the interest payments received on the related Eligible Bonds. The GSEs allocation will be an amount (“Allocation Amount”) to compensate the GSEs for (i) their Loss Sharing obligations with Treasury plus (ii) management of the New Issue Bond Program and to pay certain third-party expenses. The Allocation Amount and the other fees chargeable by the GSEs under the Programs are set forth in Appendix F.
B.      Should the available amounts of interest received on an Eligible Bond at any time be less than the Allocation Amount allocable to a GSE, the GSE may charge such shortfall to payments of interest received on any of the other Eligible Bonds under the New Issue Bond Program and to Recoveries on Eligible Bonds under the New Issue Bond Program.
C.      Each GSE shall be entitled to a structuring fee on the settlement of each GSE Security as set forth in Appendix F and such other fees as set forth in Appendix F.

8.      Loss Sharing.
The GSE issuing a GSE Security shall share principal losses with Treasury in accordance with Appendix D, “Loss Sharing,” with respect to the Eligible Bonds backing the GSE Security. In order to evidence the GSE’s loss sharing obligations, the GSE will provide a Partial Guarantee to the related Trust for Program Losses allocable to such GSE Securities. The GSE will make a payment under a Partial Guarantee only under the circumstances set out in Appendix D.
9.      Multifamily Bonds.
The GSEs will acquire newly issued Eligible Bonds that finance multifamily projects under the New Issue Bond Program, subject to the Program Limits set forth in Appendix E. Such bonds may be issued under: (i) existing or new multifamily only non-parity indentures and (ii) new multifamily only parity indentures (collectively, “Permitted Indentures”). For multifamily loans originated with proceeds of bonds issued under a Permitted Indenture under the New Issue Bond Program, GSEs will underwrite such loans pursuant to a multifamily underwriting standard developed by and acceptable to the GSEs, FHFA and Treasury for such Program or such loans will be subject to credit enhancement provided by the GSEs, FHA or GNMA. The GSE Security backed by these Eligible Bonds will have a Partial Guarantee and be subject to Loss Sharing with Treasury as described in Appendix D. This Section does not apply to the underlying loans financed by VRDOs supported by the TCLF Program.

Appendix B
Multifamily Credit Enhanced Bonds
1.      General Structure of Multifamily Credit Enhancement Program.
A.      Acquisition of Multifamily Credit Enhanced Bonds. Each GSE shall, separately from the other GSE, arrange for the pricing and acquisition by Treasury of Multifamily Credit Enhanced Bonds for which the GSE has provided or will be providing credit enhancement.
B.      No GSE Securities. Each GSE shall credit enhance project-based Multifamily Credit Enhanced Bonds directly.
C.      No Additional Risk Sharing. As the GSEs will compete with each other as stated above to provide credit enhancement for Multifamily Credit Enhanced Bonds, there will be no risk sharing obligation with respect to the Multifamily Credit Enhancement Program.
D.      Ownership Vests with Treasury. Pursuant to the terms of a placement agreement, Treasury or its nominee will immediately acquire ownership of the GSE credit-enhanced Multifamily Credit Enhanced Bonds. It is the intent of each of the parties to the MOU that the GSEs will not be treated as beneficial owners of the Multifamily Credit Enhanced Bonds at any time for federal income tax or any other purposes (see Section 11 of the MOU).
2.      Method of Acquiring Multifamily Credit Enhanced Bonds.
Because (i) the Multifamily Credit Enhanced Bonds include, at their core, an obligation of the GSE as credit enhancer covering all principal and interest payable on the bond and (ii) all payments on the Multifamily Credit Enhanced Bonds will be made from funds provided by the GSE, Treasury will purchase the Multifamily Credit Enhanced Bonds directly from the HFAs. Simultaneous with closing and the issuance of GSE credit enhancement, Treasury shall enter into a bond purchase agreement with the HFAs and the GSE to purchase the credit enhanced Multifamily Credit Enhanced Bonds.
3.      Eligible Bonds.
Multifamily Credit Enhanced Bonds eligible for acquisition under the Multifamily Credit Enhancement Program (“Eligible Bonds”) must satisfy the following requirements:
A.      Tax-Exempt Status. The Multifamily Credit Enhanced Bonds to be credit enhanced by the GSE’s under the multifamily portion of the HFA Initiative shall be tax-exempt or taxable but only if such taxable bonds otherwise meet the conditions of tax-exempt bonds but are issued on a taxable basis due to volume cap allocation limitations of the HFAs. Notwithstanding the foregoing, the HFAs must apply their current volume cap allocations to this Program or the New Issue Bond Program unless already formally allocated and use their reasonable best efforts to secure volume cap allocations for the issuance of tax-exempt bonds under such Programs.
B.      Requirements During Acquisition Period. In order to qualify under this Program, the document delivery requirements set forth in Section 6 of the MOU with respect to Eligible Bonds must be met on or prior to December 31, 2009.
C.      Escrow. Proceeds may be escrowed for a period of up to six (6) months using a similar process to the process permitted under the New Issue Bond Program as described in Paragraphs 2(I) through (L) of Appendix A, “GSE Securities Backed by New Issue Bonds.”
4.      Interest Rate Pricing of Multifamily Credit Enhanced Bonds.
A.      Construction Bond
A bond relating to a multifamily project in construction shall have the following parameters:
     (1)      Construction Phase. In accordance with the standard practices of the GSEs, Bonds acquired under this Section will be required to enter into arrangements for a construction lender and provide a construction letter of credit during the construction and lease-up period that meets the requirements of the GSE providing credit enhancement for such Bond.
     (2)      Construction Period. For the first 48 months, the Index Bonds will bear interest on a floating rate basis equal to SIFMA (weekly reset rate) plus a spread as set forth in Appendix F, “Pricing Schedule.” The Bonds will be interest-only during this 48-month period.
     (3)      Conversion to Fixed Rate. Commencing with the 49th month, the Index Bonds will convert to a fixed rate based on the 10-Year CMT rate, on the date such Bond is originally funded, plus a spread as set forth in Appendix F.
     (4)      Amortization and Term. Commencing with the 49th month, the converted Index Bonds will amortize on a 30-year schedule (for an aggregate of a 34-year term) with mandatory tender after 18 years from the date of issuance.
     (5)      Treasury Long Bond Purchase. The Fixed Rate Bonds can be split into serial bonds with a term of less than 10 years that will be sold into the market. Treasury will only purchase Bonds with terms in excess of 10 years.

B.      Non-Construction Bond
A bond relating to a multifamily project that is not in construction shall have the following parameters:
     (1)      Eligibility. For Eligible Bonds converting from construction to permanent financing that have been outstanding for a period of no more than five (5) years.
     (2)      Rate. At a 10-Year CMT rate plus a spread as set forth in Appendix F.
     (3)      Amortization and Term. Amortization on a 30 year schedule with a 30 year term.
     (4)      Treasury Long Bond Purchase. The Fixed Rate Bonds can be split into serial bonds with a term of less than 10 years that will be sold into the market. Treasury will only purchase Bonds with terms in excess of 10 years.
C.      100% Treasury Purchase. Except for serial bonds, Treasury will purchase all of the aforementioned GSE credit-enhanced Construction Bonds and Non-Construction Bonds.
5.      Credit Enhancement.
A.      In the ordinary course of their business and in accordance with their customary policies, practices and programs, the GSEs will compete with each other to provide direct-pay credit enhancement for the Multifamily Credit Enhanced Bonds. Accordingly, the GSEs shall bear all of the credit risk related to the Multifamily Credit Enhanced Bonds and loss sharing shall not be a separate feature of the Multifamily Credit Enhancement Program.
B.      All principal and interest on the Multifamily Credit Enhanced Bonds will be fully credit enhanced by a GSE through a separate direct-pay obligation issued to the bond indenture trustee for the benefit of all holders of the bonds. The terms of the credit enhancement will require the GSE to provide, from its own resources, all payments made on the Multifamily Credit Enhanced Bonds. Accordingly, Treasury as a holder of a Multifamily Bond under this Program will acquire a bond and a GSE Obligation and all payments received on the Multifamily Credit Enhanced Bond will be paid by the GSE and not the HFA or the borrower on the underlying multifamily mortgage loan.
C.      The GSEs shall control the exercise of all rights and remedies on the Multifamily Credit Enhanced Bonds so long as the GSE credit enhancement remains in effect.

Appendix C
GSE Obligations Backed by Bank Bonds Acquired with Liquidity Advances under Temporary Credit and Liquidity Facilities
1.      General Structure of Temporary Credit and Liquidity Facility Program.
A.      Overview.
     (1)      General. The GSEs will provide liquidity and credit support for certain existing and currently outstanding single family bonds and certain existing and currently outstanding multifamily bonds backed by pools of Secured Multifamily Loans, issued as variable rate demand tax-exempt and taxable bonds issued by HFAs by the delivery of a temporary credit and liquidity facility (each, a “Temporary Credit and Liquidity Facility” or “TCLF”). Treasury will purchase a participation interest in each TCLF, which participation interest obligates the GSEs, under certain circumstances, to deliver to Treasury GSE Securities backed by Bank Bonds that have been purchased with Liquidity Advances made under that TCLF.
     (2)      Program Limitations. The limitations to the HFAs for tax-exempt bonds under such Programs are set forth in Appendix E, “New Issue Bond Program, and Temporary Credit and Liquidity Facility Program Limitations.”
     (3)      Single Family Loans under the Temporary Credit and Facility Program. The GSEs will provide TCLFs for indentures that are rated “BBB” or above for bonds that were issued prior to the date of the announcement of this Program, subject to the Program Limits of the Temporary Credit and Liquidity Facility Program set forth in Appendix E, “New Issue Bond Program, and Temporary Credit and Liquidity Facility Program Limitations. .
     (4)      Multifamily Loans under the Temporary Credit and Liquidity Facility Program. The GSEs will provide TCLFs for indentures that are rated “A” or above for bonds that were issued prior to the date of the announcement of this Program, subject to the Program Limits of the Temporary Credit and Liquidity Facility Program set forth in Appendix E, “New Issue Bond Program, and Temporary Credit and Liquidity Facility Program Limitations.”
B.      Eligible Bonds. The bonds eligible for support under this Program must meet the following requirement. The bonds must have been issued before announcement of this Program by Treasury.
C.      Requirements During Acquisition Period. In order to qualify under this Program, the document delivery requirements set forth in Section 6 of the MOU with respect to Eligible Bonds must be met on or prior to December 31, 2009.

D.      Transition to Other Funding Mechanisms. This Program will be designed to encourage HFAs to transition to private providers or other funding mechanisms as the market stabilizes.
2.      Temporary Credit and Liquidity Facility Terms.
A.      Each TCLF will provide standby credit enhancement and standby liquidity bond purchase commitments for VRDOs that are not Bank Bonds for a period of three (3) years from the closing date of such TCLF, provided that each TCLF must expire by its terms on or before December 31, 2012.
B.      Temporary credit and liquidity support for the VRDOs shall be provided in equal shares by the GSEs, with each GSE being liable to existing Bondholders for 50%, on a pro rata basis, of required liquidity support payments and 50%, on a pro rata basis, of required credit support payments.
C.      Subject to 1.C above, no TCLF shall be executed and delivered or become effective after December 31, 2009.
D.      An HFA participating in the Temporary Credit and Liquidity Facility Program will pay a continuing Temporary Credit and Liquidity Facility Fee to the GSEs based on the daily average of the outstanding and undrawn commitment under the TCLF. A portion of the Temporary Credit and Liquidity Facility Fee shall be remitted, as and when received, by the GSEs to Treasury to the extent and as described below.
E.      The HFA benefiting from a TCLF shall have the right to terminate the facility at any time generally on reasonable terms consistent with market practice, but no GSE may charge a termination fee, fee maintenance charge or other similar fee (other than for actual out-of-pocket expenses incurred to third parties in effecting the termination) to the HFA or any other party on account of the termination.
F.      Concerning each TCLF, an HFA will enter into a related Reimbursement Agreement with the GSEs. The Reimbursement Agreement will provide, among other things, that the HFAs will reimburse the GSEs upon demand for (a) credit advances and (b) any other amount which the HFA is obligated to pay or reimburse under the terms of the Reimbursement Agreement. The HFA will be required to pay interest on any unreimbursed credit advance at an annual rate of interest equal to the Prime Rate plus 1%. The promise of the HFA to repay credit advances will be secured by a pledge of the HFA’s ownership interests in the mortgage loans and other assets backing the indenture pursuant to which the supported VRDOs were issued, which pledge will be subject to the lien and claim of all other bonds issued under the indenture.
G.      In the event the TCLF is not replaced prior to its expiration date, the GSEs will have the right to cause a mandatory tender of the VRDOs.

3.      HFA Covenants.
Each Reimbursement Agreement will provide that during the term of the TCLF the HFA covenants to:
     (1)      Not issue new bonds on a variable rate demand, adjustable rate or auction rate basis under the same indenture pursuant to which the supported VRDOs are issued other than as permitted under Paragraph 4(D) of Appendix A, “GSE Securities Backed by New Issue Bonds;”
     (2)      Transition, as the market stabilizes, to private liquidity providers or other funding mechanisms that will result in a reduction in the supported VRDOs outstanding;
     (3)      Continuously monitor the market with the objective of converting the VRDO issue to a fixed rate financing without credit enhancement from the GSEs and effect such a conversion if it can be accomplished at a break even cost to the HFA, including the cost of terminating any related interest rate swap;
     (4)      Certify annually on the anniversary date of the TCLF execution that a conversion to fixed rate was uneconomical during the prior year;
     (5)      Prepare documents within six (6) months of delivery of a TCLF that will allow the HFA to expeditiously convert the VRDOs to fixed rate securities if economic conditions permit;
     (6)      Except for scheduled or other required redemptions, redeem Bank Bonds ahead of any other outstanding bonds issued pursuant to the related indenture;
     (7)      Apply available excess funds to redeem all Bank Bonds on or before the expiration of the TCLF;
     (8)      To the extent the HFA does not have sufficient funds to redeem all Bank Bonds on or before the expiration of the TCLF, “term-out” the outstanding Bank Bonds over a 10-year period based upon amortization required in the related indenture as if no Bank Bonds were outstanding with a balloon principal payment at the end of the 10-year period if required;
     (9)      Not allow any money, mortgage loans or other assets to be withdrawn from the indenture (other than for scheduled debt service on Bonds issued under that indenture and the costs of administering the mortgage loan program and the bond financing), or otherwise pledged or hypothecated, unless such funds are used to redeem Bank Bonds or bank bonds associated with the related indenture;

     (10)      Agree to execute a commitment for the provision of a replacement liquidity facility no later than 90 days prior to the stated expiration date of the TCLF and, if a commitment is not obtained by such date, report in writing to Treasury and the GSEs on efforts undertaken and reasons for the lack of success, and execute and deliver a replacement liquidity facility by the date which is 30 days prior to the expiration date of the TCLF; and
     (11)      With respect to the purchase, origination, enforcement and servicing of mortgage loans and MBS:
          (a)      originate or cause to be originated, mortgage loans and purchase, or cause to be purchased, MBS in a manner consistent with applicable state law, the indenture and any supplements thereto, and such other related documents by which the HFA is bound;
          (b)      cause all mortgage loans to be serviced pursuant to the servicing requirements of the HFA, Fannie Mae and Freddie Mac, as applicable, or any other party providing credit support is respect of the Secured Multifamily Loans;
          (c)      diligently take all steps necessary or desirable to enforce all terms of the mortgage loans, MBS, loan program documents and all such other documents evidencing obligations to the HFA; and
          (d)      diligently take all actions consistent with sound mortgage loan origination, purchase and servicing practices and principles as may be necessary to receive and collect sufficient revenues to pay debt service when due on the bonds.
4.      Temporary Credit and Liquidity Fees.
Temporary Credit and Liquidity Fees are set forth in Appendix F, “Pricing Schedule.”
5.      Treasury Purchase of Participation Interest.
Simultaneously with the closing of each TCLF, Treasury shall execute and deliver to the GSEs a Participation Agreement which shall evidence Treasury’s purchase of an undivided participation interest in that TCLF. Under the terms of the Participation Agreement, Treasury shall share the repayment risks incurred by the GSEs for advances and payments made under the TCLF, and the GSEs shall be obligated (i) to remit to Treasury a portion of the Temporary Credit and Liquidity Fee and (ii) to deliver, under certain circumstances, to Treasury GSE Securities backed by Bank Bonds acquired with Liquidity Advances made under the TCLF.
A.      Terms of Participation Agreement. The Participation Agreement will state (i) the terms for funding Treasury’s participation interest, (ii) the custodial provisions relating to

Bank Bonds and the terms of any GSE Security, (iii) the Partial Guarantee and (iv) the fees to be paid to Treasury and to be retained by the GSEs. See the provisions relating to Loss Sharing in Appendix D.
B.      Liquidity Advances and Related Provisions.
     (i)      The GSEs shall make required Liquidity Advances under a TCLF and obtain funds in the amount of any such advance provided by Treasury on the date of such Liquidity Advance, whether the VRDO purchase results from optional or mandatory tender, and the purchased VRDOs (Bank Bonds) will be registered in the names of the GSEs and held pursuant to the terms of the Participation Agreement. GSEs shall advise Treasury of the amount and the payment date for each bond indenture trustee request for a Liquidity Advance under a TCLF and Treasury shall provide immediately available funds on the same day as its participation interest with respect to such Liquidity Advance by transferring to the GSEs an amount equal to the principal and interest required to be advanced by the GSEs.
     The Principal TCLF Closing Documents for each Temporary Credit and Liquidity Facility shall require the bond indenture trustee to send a copy to Treasury (or its agent) of each notice it sends to the GSEs with respect to any bondholder tender of bonds, any remarketing of such bonds and any drawing on the GSEs of a Liquidity Advance. Such notices will enable Treasury to receive advance warning that it may have to make a payment under this Paragraph.
     (ii)      Prior to the issuance of GSE Securities backed by particular Bank Bonds and subject to the terms of the related Participation Agreement, such Bank Bonds shall be held in a Trust pursuant to the provisions of the Participation Agreement while the remarketing agent seeks to resell such VRDOs.
     (iii)      Bank Bonds held by each GSE are subject to immediate securitization in the form of GSE Securities to be delivered to Treasury at the option of the GSEs or at the written request of Treasury.
     (iv)      Bank Bonds held by each GSE as of the expiration of the TCLF, including those purchased as a result of a mandatory tender due to the pending expiration of the TCLF, will be securitized in the form of GSE Securities and delivered to Treasury at the written request of Treasury or the GSEs.
C.      TCLF Shall Not Enhance Bank Bonds. Bank Bonds shall not be enhanced by or otherwise have the benefit of the TCLF, including but not limited to the time during which such Bank Bonds have been securitized in the form of GSE Securities.
D.      Credit Advances and Related Provisions. On a standby basis, GSEs will make credit advances under their TCLFs to the bond indenture trustees as necessary to fund shortfalls in indenture cashflow and reserves to pay debt service on the VRDOs. The

Participation Agreement will require that, upon notice by the GSEs, Treasury will reimburse the GSEs for all such credit advances in immediately available funds on the same day as the GSE credit advance. The Principal TCLF Closing Documents for each Temporary Credit and Liquidity Facility shall require the bond indenture trustee to send a copy to Treasury (or its agent) of each notice it sends to the GSEs with respect to any drawing on the GSEs in respect of a Credit Advance. Such notices will enable Treasury to receive advance warning that it may have to make a payment under this Paragraph. The party with Decision Control shall have the right to cause a mandatory tender of all supported VRDOs in the event that a credit advance is not reimbursed as required under the terms of the Reimbursement Agreement. In the event that a VRDO shall become subject to mandatory tender or is otherwise tendered, as a result of an unreimbursed credit advance, Bank Bonds so acquired shall be subject to securitization in the form of GSE Securities which will be delivered to Treasury at the written request of Treasury.
E.      Payments. Less administrative fees and other fees and expenses to which the GSE are entitled as set forth in Appendix F, the GSEs will remit to Treasury principal of and interest on Bank Bonds as and to the extent received.
6.      Remarketing of Bank Bonds.
The parties to the MOU understand and agree that all Bank Bonds will be subject to remarketing by the related remarketing agent under the terms of the related indenture and remarketing agreement. During the term of a TCLF, related Bank Bonds which have been securitized as GSE Securities may be withdrawn from such securitization and remarketed as VRDOs having the benefit of the TCLF, so long as such withdrawal is in compliance with the operational requirements of the GSEs. The TCLF shall no longer be effective with respect to any Bank Bonds which have been withdrawn from such securitization after the expiration or termination of the TCLF.
7.      GSE Securities.
A.      Placement of Bank Bonds into a Trust for Securitization. In the ordinary course of its business and in accordance with its customary policies and procedures, and in accordance with the applicable Participation Agreement, each GSE will place or arrange for the placement of the related Bank Bonds in a Trust or Trusts for securitization under appropriate policies, practices and procedures established by that GSE for that purpose in a manner similar to the GSE Securities issued pursuant to Paragraph 6 of Appendix A. The GSE’s shall be paid a structuring fee on the settlement of the GSE Security, as set forth in Appendix F.
GSE Securities will not be guaranteed by the United States and will not constitute a debt or obligation of the United States or any agency or instrumentality thereof other than the GSE issuing the GSE Security.
B.      Loss Sharing. The loss sharing arrangement between the GSEs and Treasury is set forth in Appendix D.

C.      Control of Remedies. Control of the exercise of all rights and remedies on the underlying Eligible Bonds shall be pursuant to the provisions of Section 8 of the MOU.

Appendix D
Loss Sharing
Certain losses realized under the New Issue Bond Program and certain losses realized under the Temporary Credit and Liquidity Facility Program will be shared between the GSEs and Treasury as described in this Appendix. There will be no loss sharing with respect to the Multifamily Credit Enhancement Program.
1.      General Statement.
Treasury and the GSEs will share Program Losses, if any, realized on:
     (a)      the principal of the New Issue Bonds backing the GSE Securities issued from time to time under the New Issue Bond Program; and
     (b)      the principal portion of all credit advances and liquidity advances made from time to time under the Temporary Credit and Liquidity Facilities issued under the Temporary Credit and Liquidity Facility Program.
Any losses incurred with respect to accrued but unpaid interest on any of the New Issue Bonds backing the GSE Securities issued from time to time under the New Issue Bond Program and on any credit advance or liquidity advance made from time to time under the Temporary Credit and Liquidity Facilities issued under the Temporary Credit and Liquidity Facility Program are not subject to sharing with the GSEs and will be entirely borne by Treasury. No loss sharing shall occur with respect to the Multifamily Credit Enhancement Program as a GSE will have provided credit enhancement for such Bonds separately.
2.      GSE Only Shares in Losses for its Activities in Programs.
The sharing of Program Losses will be structured between Treasury and each GSE separately. A GSE will only share in Program Losses realized on the New Issue Bonds backing the GSE Securities issued by that GSE and on losses realized on that GSE’s portion of the Temporary Credit and Liquidity Facilities. Neither GSE will share in Program Losses allocable to the other GSE.
3.      Allocation of Losses between Treasury and GSE.
Treasury will bear all Program Losses realized on the New Issue Bond Program and the Temporary Credit and Liquidity Facility Program up to the First Loss Limit (“First Position Losses”). Each GSE will bear Program Losses, if any, realized on the New Issue Bond Program and the Temporary Credit and Liquidity Facility Program once the Program Losses realized by Treasury equal the First Loss Limit (“Second Position Losses”).

4.      First Loss Limit.
With respect to a GSE, the First Loss Limit will be 35% of the sum of:
       (a)      the aggregate original principal amount of all New Issue Bonds backing the GSE Securities issued from time to time under the New Issue Bond Program by that GSE; and
       (b)      the aggregate original principal portion of the commitment amount made by the GSE in each Temporary Credit and Liquidity Facility issued under the Temporary Credit and Liquidity Facility Program.
Such First Loss Limit may be adjusted by the parties to the MOU if the aggregate amount under either (a) or (b) above is less than $10 billion, or upon the obtaining or processing of information impacting the applicable Risk Ratings, or such other material new information that affects risk, commercial reasonableness, or safety and soundness under either the New Issue Bond Program or the Temporary Credit and Liquidity Facility Program. Any such adjustment shall be made in good faith by the parties to the MOU based upon objective thresholds factoring into, among other things, the applicable Risk Ratings and the aggregate amounts set forth in (a) and (b) above.
5.      When Transaction Loss is Calculated.
       (a)      New Issue Bond Program. Under the New Issue Bond Program, Transaction Loss will be calculated separately with respect to each Eligible Bond upon twelve (12) months after the first to occur of:
     (1)      the stated maturity date of the Eligible Bond;
     (2)      the date the Eligible Bond is fully redeemed;
     (3)      the date of acceleration of the Eligible Bond; or
     (4)      the date of mandatory tender in lieu of redemption of the Eligible Bond.
       (b)      Temporary Credit and Liquidity Facility Program. Under the Temporary Credit and Liquidity Facility Program, Transaction Loss will be calculated for each Temporary Credit and Liquidity Facility upon the last to occur of:
     (1)      the date the GSE has no further obligation under the Temporary Credit and Liquidity Facility;
     (2)      the date all Bank Bonds, if any, are paid in full, remarketed or redeemed; or

     (3)      twelve (12) months after the first to occur of:
     (A)      a Credit Advance remains unreimbursed;
     (B)      a Bank Bond is not paid or redeemed when due and payable at maturity; or
     (C)      the GSE causes the acceleration, redemption or mandatory tender of the Bonds upon the occurrence of an Event of Default under any of the Transaction Documents.
6.      How Losses are Determined.
Transaction Losses will be calculated for an Eligible Bond or a Temporary Credit and Liquidity Facility as follows:
       (a)      New Issue Bond Program. Under the New Issue Bond Program, a Transaction Loss under a Term Bond is the amount of principal of such Eligible Bond then due and unpaid as of the date that Transaction Loss is calculated. Any accrued and unpaid interest and any interest on interest or interest on other unpaid sums will not be included in Transaction Losses and will be borne solely by Treasury.
       (b)      Temporary Credit and Liquidity Facility Program. Under the Temporary Credit and Liquidity Facility Program, a Transaction Loss under a Temporary Credit and Liquidity Facility is:
     (1)      all amounts owing and unpaid by the HFA under the related Reimbursement Agreement (whether constituting unreimbursed Credit Advances, unreimbursed Liquidity Advances, accrued and unpaid fees or unpaid amounts owing on any Bank Bond), less
     (2)      the sum of all amounts reimbursed, received or recovered on account of the amounts owing under Paragraph (1) above prior to the Loss Calculation Date.
The amount of any Transaction Loss will be allocated between unreimbursed Credit Advances and unreimbursed Liquidity Advances (and the related Bank Bonds) on the basis of the ratio of aggregate unreimbursed principal of the Credit Advances to the aggregate unreimbursed principal of the Liquidity Advances.
       (c)      Calculation Rules. For purposes of determining Transaction Loss under the New Issue Bond Program:
     (1)      Transaction Loss will be calculated only with respect to the Bonds actually held by the related Trust. Any related Serial Bonds or other Bonds that were not acquired by the Trust shall be excluded from the calculation of Transaction Loss.
     (2)      For purposes of calculating Transaction Loss, all payments made by the trustee for the Bonds shall be applied as principal or interest as characterized by the trustee for the Bonds in making such payment. Should the trustee for the Bonds not characterize a payment as either principal or interest, then that payment shall be characterized as required by the indenture or bond resolution for the Bonds. If the trustee for the Bonds does not characterize the payment as principal or interest and the related indenture or resolution contains no relevant terms, then the payment shall be applied first to outstanding and unpaid principal of the Bonds in the order of their stated maturity dates and then to accrued and unpaid interest on the Bonds in the order of their stated maturity dates.
7.      Procedure for Reporting a Transaction Loss.
Pursuant to the timeframes set forth in Paragraph 5 above, the GSE will calculate, or cause to be calculated, the amount of Transaction Loss, if any, realized on a Term Bond or Temporary Credit and Liquidity Facility as provided in Paragraph 6 above.
8.      Reporting if No Transaction Loss Calculated.
If the calculation prepared in accordance with Paragraph 7 above shows that no Transaction Loss was realized, the GSE will provide or cause to be provided a statement to that effect to Treasury within 90 days of the Loss Calculation Date.
9.      Reporting if Transaction Loss Calculated; Payment of Second Position Loss.
A.      Reconciliation. If the calculation shows that a Transaction Loss was realized, the GSE will send a written reconciliation calculation to Treasury within 90 days of the Loss Calculation Date which specifies:
     (1)      Transaction Identification: The Eligible Bond or Temporary Credit and Liquidity Facility for which the reconciliation is made.
     (2)      Transaction Loss: The Transaction Loss realized on the Eligible Bond or Temporary Credit and Liquidity Facility as of the Loss Calculation Date.
     (3)      Program Losses:
          (A)      Aggregate Program Losses (excluding only the Transaction Loss then just calculated for the Eligible Bond or Temporary Credit and Liquidity Facility for which the reconciliation is made); and

          (B)      Aggregate Program Losses realized as of the Loss Calculation Date (including the Transaction Loss then just calculated for the Eligible Bond or Temporary Credit and Liquidity Facility for which the reconciliation is made).
     (4)      The First Loss Limit.
     (5)      The amount of the First Loss Limit still to be borne by Treasury.
B.      First Position Losses. If the amount calculated in (a)(3)(B) is not more than the First Loss Limit, then the Transaction Loss for the Term Bond or Temporary Credit and Liquidity Facility for such reconciliation calculation is fully First Position Losses.
C.      Partial First Position Losses; Partial Second Position Losses. If the amount appearing in (a)(3)(A) is less than the First Loss Limit but the amount calculated in (a)(3)(B) exceeds the First Loss Limit, then:
     (1)      the portion of the Transaction Loss equal to the difference between the amount appearing in (a)(3)(A) and the First Loss Limit constitutes First Position Losses; and
     (2)      the remaining portion of the Transaction Loss not allocated to the First Position Losses constitutes Second Position Losses.
D.      Second Position Losses. If the amount appearing in (a)(3)(A) is more than the First Loss Limit, then the entire Transaction Loss constitutes Second Position Losses.
E.      Loss Sharing Payment. The GSE will pay the amount of any Second Position Losses (less all amounts previously paid by the GSE to Treasury as Second Position Losses) to Treasury or its order not later than 90 days after the Loss Calculation Date. Loss sharing payments made with respect to GSE Securities will be made as a distribution under the GSE Security and all other loss sharing payments will be paid to Treasury to such account as Treasury may require.
10.      Recoveries; Losses are Incurred But Not In Excess of the First Loss Limit.
This Paragraph applies if a GSE has calculated that a Transaction Loss has been realized with respect to one or more Eligible Bonds or Temporary Credit and Liquidity Facilities but the amount of the aggregate Program Losses has not exceeded the First Loss Limit. If one or more payments are received or other amounts are received or recovered with respect to any Eligible Bond or Temporary Credit and Liquidity Facility in respect of a Transaction Loss, then all such amounts will be paid to Treasury and the related Transaction Loss and, consequently, the aggregate Program Losses will be reduced by the amount of such Recovery.

11.      Recoveries; Losses are Incurred Which Exceed the First Loss Limit.
This Paragraph applies if a GSE has calculated that a Transaction Loss has been realized with respect to one or more Eligible Bonds or Temporary Credit and Liquidity Facilities, aggregate Program Losses exceed the First Loss Limit and the GSE has paid any Second Position Losses to Treasury. If one or more payments are received or other amounts are received or recovered with respect to any Eligible Bond or Temporary Credit and Liquidity Facility in respect of a Transaction Loss, then:
       (a)      the related Transaction Losses and, consequently, the aggregate Program Losses will be reduced by the amount of such Recovery;
       (b)      the GSE shall be entitled to such payments and other amounts, but not in excess of the amount of the Second Position Losses previously paid to Treasury; and
       (c)      any excess available after the payment made in subparagraph (b) above shall be paid to Treasury.
12.      Partial Guarantees of GSE Securities.
In order to evidence a GSE’s loss sharing obligations with respect to the GSE Securities it issues, the GSE will issue a partial guarantee to the related Trust (“Partial Guarantee”) for Program Losses allocable to such GSE Securities. The GSE will make a payment under a Partial Guarantee only under the circumstances set out in this Appendix.
13.      Termination of Loss Sharing Upon Unwinding of GSE Security.
A GSE’s loss sharing obligations and any related Partial Guarantee will automatically terminate with respect to any Term Bond and the related GSE Security if Treasury causes a GSE Security to be unwound in exchange for the underlying Eligible Bonds.

Appendix E
New Issue Bond Program,
and Temporary Credit and Liquidity Facility Program Limitations
The size of each Program will be capped. To gauge demand, each HFA who desires to participate in the New Issue Bond Program and the Temporary Credit and Liquidity Facility Program will develop a program participation request in consultation with Treasury, Fannie Mae and Freddie Mac showing their interest in each Program and the desired amount of participation. The amount requested for the New Issue Bond Program must be generally within reasonable expectations and potential available volume cap, including an amount for 2010. The amount requested for the Temporary Credit and Liquidity Facility Program may not exceed the amount of outstanding bonds supported by facilities to be replaced under the Program.
After all program requests are received, the Participants will determine final program sizes.
New Issue Bond Program volume will be made available to the HFAs requesting participation by generally using the allocation formula established by the Housing and Economic Recovery Act of 2008 (“HERA”) for 2008 as a base line. Where the 2008 HERA amounts were not allocated among state and local HFAs within a state, Treasury will determine a final allocation.
Temporary Credit and Liquidity Facility Program volume will be made available to the HFAs as Treasury determines.
If demand for a Program is smaller than these guidelines determined, Program size will be set at a lower amount.

E-1

Appendix F
Pricing Schedule

HFA Initiative: GSE Fees
Program	Description	Fee/Charge (bps)
Temporary Credit and Liquidity Facility (TCLF) Program	Bank Bond Securitization Fee	5 bps annually from time of Treasury purchase
	Bank Bond Security Unwrap Fee	Greater of 3.125 bps of principal amount, or $50,000 per transaction, per GSE, at time of settlement (paid by underwriter to GSE)

New Issue Bond (NIB) Program	Initial Securitization Fee	Greater of 10 bps of principal amount, or $50,000 per transaction, per GSE, at time of settlement
	Security Unwrap Fee	Greater of 3.125 bps of principal amount, or $50,000 per transaction, per GSE, at time of settlement (paid by underwriter to GSE)

F-1

New Bond Fee Summary (bps per annum)

		Tsy Credit		Additional
	Rating	Premium		GSE fee	Total Fee

Single Family	AAA / Aaa	35		25	60
	AA / Aa	50		25	75
	A / A	85		25	110
	BBB / Baa	200		25	225

		Tsy Credit		Additional
	Rating	Premium		GSE fee	Total Fee

Multi Family — Immediate Funding	AAA / Aaa	35		25	60
	AA / Aa	50		25	75
	A / A	85		25	110

		Tsy Credit		Additional
	Rating	Premium	Rate Lock	GSE fee	Total Fee*

Multi Family — New Construction	AAA / Aaa	35	80	25	140
	AA / Aa	50	80	25	155
	A / A	85	80	25	190

Additional Conditions

4yr Floating Rate — Premium will be set at SIFMA +50bps
* Applies only to fixed rate bond period

Liquidity Facility Fee Summary (bps per annum)

					Additional
					GSE fee
		Treasury Credit Premium			applicable to	Total Fee
	Rating	Year 1	Year 2	Year 3	each year	Year 1	Year 2	Year 3

Single Family	AAA / Aaa	15	40	65	25	40	65	90
	AA / Aa	25	50	75	25	50	75	100
	A / A	40	65	90	25	65	90	115
	BBB / Baa	100	125	150	25	125	150	175

Multifamily	AAA / Aaa	25	50	75	25	50	75	100
	AA / Aa	25	50	75	25	50	75	100
	A / A	45	75	95	25	70	100	120

F-2

Appendix G
Definitions
For purposes of the MOU and the Appendices thereto, the following definitions shall apply:
“Acquisition Period” means the period commencing on the date of public announcement of the Programs by the federal government and ending on December 31, 2009.
“Allocation Amount” has the meaning given such term in Paragraph 7(A) of Appendix B.
“Bank Bonds” means any VRDOs that were tendered for purchase by a bondholder and were put to a GSE under a TCLF and have not yet been remarketed to a new bondholder.
“Bonds” means, as the case may be, VRDOs, Bank Bonds, Multifamily Credit Enhanced Bonds and New Issue Bonds.
“Credit Advance” means an advance under a TCLF to pay debt service due on VRDOs for which there are insufficient funds available under the related indenture.
“Crossover Date” means the first date on which Program Losses equal or exceed 25/35ths of the First Loss Limit.
“Decision Control” means:
     (a)      with respect to an Eligible Bond held by a Trust represented by a GSE Security held by or on behalf of Treasury, any right available to a holder of that Eligible Bond to (i) instruct the related bond indenture trustee to take or refrain from taking an action or decision including, without limitation, any proposed amendment, restatement, waiver, forbearance of, or supplement to, the bond indenture or resolution under which the Eligible Bond was issued or (ii) decide upon a course of action in response to an Event of Default; and
     (b)      with respect to a Temporary Credit and Liquidity Facility, the right of a GSE to decide upon a course of action with respect to a default that gives rise to an acceleration of the bonds or the exercise by the GSEs of remedies available to them under the related reimbursement agreement or any of the other related Transaction Documents.
“Definitive Documentation” has the meaning given to such term in Section 17(C) of the MOU.
“Eligible Bonds” (i) in the case of New Issue Bonds, has the meaning given to that term in Paragraph 2 of Appendix A, (ii) in the case of Multifamily Credit Enhanced Bonds,

means bonds described in Paragraph 3 of Appendix B, and (iii) with respect to VRDOs, means bonds described in Paragraph 1(B) of Appendix C.
“Eligible Loans” has the meaning given to such term in Paragraph 2(B) of Appendix A.
“Escrow” has the meaning given to such term in Paragraph 2 of Appendix A.
“Escrow Agreement” has the meaning given to such term in Section 6(C) of the MOU.
“Escrow Proceeds” has the meaning given to such term in Paragraph 2 of Appendix A.
“Event of Default” means an “event of default” as such term is defined in the related bond indenture for the underlying bonds.
“Fannie Mae” means the Federal National Mortgage Association, a federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. §1716 et seq.
“FHA” means the Federal Housing Administration.
“FHFA” means the Federal Housing Finance Agency.
“First Loss Limit” has the meaning given to that term in Section 4 of Appendix D, “Loss Sharing.”
“First Position Loss” means the amount of Program Loss to be borne by Treasury under the Program. The First Position Loss is that portion of the Program Loss that does not exceed the First Loss Limit.
“Freddie Mac” means the Federal Home Loan Mortgage Corporation, a shareholder-owned government-sponsored enterprise organized and existing under the laws of the United States.
“GNMA” means the Government National Mortgage Association, a government-sponsored enterprise organized and existing under the laws of the United States.
“Government-sponsored enterprise” or “GSE” means either or both Fannie Mae and Freddie Mac.
“GSE Obligations” or “GSE Securities” are obligations and other securities issued or guaranteed, in whole or in part, by Fannie Mae or Freddie Mac including, without limitation, Bank Bonds, Multifamily Credit Enhanced Bonds and New Issue Bonds and with respect to Sections 1(A), 1(B) and 5 of the MOU, the Participation Agreement.
“HERA” has the meaning given to such term in Paragraph B(1) of Appendix.

“HFA” means a housing finance agency created by any of the States of the United States or any possession, territory or commonwealth of the United States, or any political subdivision thereof.
“HFA Initiative” has the meaning given to such term in Section 1(B) of the MOU.
“Liquidity Advance” means an advance under a TCLF to pay for bond purchase tenders relating to VRDOs.
“Loss Calculation Date” means the date as of which a Loss is calculated as provided in Paragraph 5 of Appendix D.
“MBS” means mortgage-backed securities held under an HFA indenture under the New Issue Bond Program or the Temporary Credit and Liquidity Facility Program.
“MOU” means the Memorandum of Understanding among Treasury, FHFA, Fannie Mae and Freddie Mac.
“Multifamily Credit Enhanced Bonds” means project-based multifamily bonds eligible for purchase in accordance with Section 4 of the MOU.
“Multifamily Credit Enhancement Program” means the program described in Section 4 of the MOU.
“New Issue Bond Program” means the program described in Section 3 of the MOU.
“New Issue Bond Program Agreement” means each New Issue Bond Program Agreement by and between Treasury and the GSEs whereby the rights, duties and obligations of Treasury and the GSEs with respect to the New Issue Bond Program (including the terms of the Partial Guarantee) are set forth, as such agreements are amended and supplemented.
“New Issue Bonds” means, collectively, single family bonds and certain multifamily bonds backed by pools of Secured Multifamily Loans eligible for purchase in accordance with the provisions of Section 3 of the MOU for inclusion in the New Issue Bond Program.
“Partial Guarantee” means a partial guarantee provided by a GSE (a) pursuant to a Participation Agreement with respect to the Temporary Credit and Liquidity Facility Program or (b) pursuant to a GSE Security issued with respect to the New Issue Bond Program.
“Participant” means the Treasury, FHFA, Fannie Mae or Freddie Mac.
“Participation Agreement” means each Participation Agreement by and between Treasury and the GSEs whereby the rights, duties and obligations of the Treasury and the GSEs with respect to the Temporary Credit and Liquidity Facility Program (including the terms of the Partial Guarantee) are set forth, as such agreements are amended and supplemented.
“Permitted Escrow Investments” has the meaning given to that term in Paragraph 2 of Appendix A.
“Permitted Indentures” has the meaning given to that term in Paragraph 9 of Appendix A.
“Placement Agreements” means Placement Agreements between the GSEs and the HFAs evidencing (i) an unconditional obligation of the HFAs to issue the Eligible Bonds and deliver them to the GSEs, and (ii) an unconditional obligation of the GSEs to deliver GSE Securities backed by the Eligible Bonds.
“Prime Rate” means, for any day, a fluctuating rate of interest per annum equal to the base or prime rate of a bank specified by the GSEs.
“Principal Multifamily Closing Documents” has the meaning given to such term in Section 6(B) of the MOU.
“Principal New Issue Bond Closing Documents” has the meaning given to such term in Section 6(A) of the MOU.
“Principal TCLF Closing Documents” has the meaning given to such term in Section 6(C) of the MOU.
“Program” means any of the New Issue Bond Program, the Multifamily Credit Enhancement Program, and the Temporary Credit and Liquidity Facility Program.
“Program Limits” mean the respective Program limitations of the New Issue Bond Program, and the Temporary Credit and Liquidity Facility Program, all as set forth in Appendix E.
“Program Losses” mean the aggregate of all Transaction Losses incurred under the Temporary Credit and Liquidity Facility Program and the New Issue Bond Program.
“Recovery” means any payment or other amount received or recovered with respect to a Transaction Loss. A Recovery excludes any amounts paid by a GSE to Treasury with respect to a Second Position Loss or any amounts payable by Treasury to the GSEs under any purchase agreement or participation agreement.
“Reimbursement Agreement” means each Reimbursement Agreement entered into between an HFA and the GSEs relative to a TCLF, as such Reimbursement Agreements are amended and supplemented.
“Reset Date” has the meaning given to such term in Paragraph 2 of Appendix A.

“Risk Rating” means the risk rating of an indenture under a Program.
“Second Position Loss” means that portion of Program Losses, if any, that is not allocated to the First Loss Position. Any Second Position Loss will be allocated to the Partial Guarantees in accordance with the formula set out in the Partial Guarantees.
“Secured Multifamily Loans” means loans that are secured by multifamily properties.
“Serial Bond Ratio Requirement” has the meaning given to that term in Paragraph 2(E) of Appendix A.
“Serial Bonds” has the meaning given to that term in Paragraph 2 of Appendix A.
“Spread” means the spread based upon the on the related Risk Rating.
“Temporary Credit and Liquidity Facility” or “TCLF” has the meaning given to that term in Section 5(B) of the MOU.
“Temporary Credit and Liquidity Facility Fee” means the periodic fees payable by an HFA to the GSEs for provision of a TCLF.
“Temporary Credit and Liquidity Facility Program” means the Program described in Section 5 of the MOU.
“10-Year CMT” has the meaning given to that term in Paragraph 4(B) of Appendix A.
“Term Bonds” has the meaning given to that term in Paragraph 2 of Appendix A.
“Transaction Documents” means, collectively, the TCLF, the Reimbursement Agreement and related Bond documents with respect to any series included in the Temporary Credit and Liquidity Facility Program, as such documents are amended from time to time in accordance with their terms.
“Transaction Loss” means an amount calculated pursuant to Section 6 of Appendix D, “Loss Sharing” as the loss realized on an Eligible Bond or a Temporary Credit and Liquidity Facility.
“Trust” means a trust established by a GSE as a pass-through entity which holds one or more issues of Bonds and, where appropriate, a Partial Guarantee.
“Variable Rate” means the rate of interest described in Paragraph 4(D)(2) of Appendix A.
“VRDO” means a variable rate demand obligation bond issued by an HFA.